NSAR ITEM 77O
October 1, 2001 - March 31, 2002
VK Growth Fund
10f-3 Transactions



Underwriting #   Underwriting  Purchased      Amount of    % of         Date of
                               From           shares     underwriting   Purchase

    1           Alcon, Inc.    Credit Suisse   49,000      0.070%       3/21/02



Underwriters for #1
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
BNP Paribas Securities Corp.
Cazenove & Co. Ltd.
CIBC World Markets Corp.
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
Guzman & Company
Janney Montgomery Scott LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
RBC Dain Rauscher Inc.
Sanders Morris Harris
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.